Exhibit 9.6

              PEPSI-COLA PUERTO RICO BOTTLING COMPANY

                      VOTING TRUST AGREEMENT
                      ----------------------

          VOTING TRUST AGREEMENT (the "Agreement"), made as the 28th day of

August, 1995 by and among the undersigned holders of shares of Common Stock

(the  "Stock")  of  PEPSI-COLA  PUERTO  RICO  BOTTLING  COMPANY, a Delaware

corporation (the "Corporation"), (the undersigned holders  of shares of the

Stock  are  hereinafter  referred  to individually as a "Shareholder",  and collectively as "Shareholders") and  CHARLES  H. BEACH and his successor in trust, as trustee (hereinafter referred to as "Trustee").

                            WITNESSETH:
                            ----------

          WHEREAS, the Shareholders wish to enter  into  an  agreement with respect to voting rights of the Stock held by them and as to certain  other matters with respect to such Stock;

          WHEREAS, each Shareholder owns one share of Stock; and

          WHEREAS,  the  Shareholders have agreed upon the person who shall act as Trustee; and

          WHEREAS, the Trustee has consented to act under this Agreement as trustee in the manner and for the purposes provided herein.

          NOW, THEREFORE,  in  consideration  of the premises, it is hereby agreed as follows:

          1.   TRANSFER OF STOCK TO TRUSTEE
               ----------------------------

          A.   Each Shareholder hereby assigns and transfers to the Trustee the shares of Stock owned and held by each of them,  subject  to  the terms and conditions of this Agreement. Each Shareholder agrees to deliver to the Trustee, simultaneously with the execution of this Agreement, a stock certificate or certificates representing  such  shares  of  Stock, together with a duly executed stock power for the transfer of such share of Stock to the Trustee.

          B.   In the event a Shareholder shall, at any time  or  from time to time, after having become a party to this Agreement, become the owner or holder  of  additional shares of Stock of the Corporation, such Shareholder shall assign  and  transfer  to the Trustee such additional shares of Stock and deliver to the Trustee stock  certificates  representing such shares of

Stock, together with a duly executed stock power  for  the transfer of such additional shares of Stock to the Trustee.

          2.   VOTING TRUST CERTIFICATES
               -------------------------

          A.   Upon  receipt  by  the  Trustee of shares of  Stock  from  a

Shareholder, the Trustee shall issue and  deliver  to  such  Shareholder  a certificate representing the beneficial interest in such shares of Stock (a

"Certificate",  or  a  "Voting  Trust  Certificate"),  and  which  shall be registered in the name of such Shareholder on the books of the Trustee.

          B.   Until  and  unless  changed by the Trustee, each Certificate

shall be substantially in the form of  Exhibit  A  hereto.   No Certificate

shall be valid unless and until signed by the Trustee.  The Trustee may, at any  time  and  from  time  to  time,  make  such  changes  in the form  of

Certificates  as  he,  in his absolute discretion, shall deem necessary  or advisable.

          3.   TRANSFER OF CERTIFICATES; RESTRICTIONS ON TRANSFER
               --------------------------------------------------

          A. Each Certificate issued hereunder shall be transferable only on the books kept by the Trustee and only upon surrender thereof by the registered holder in person, or by attorney duly  authorized, in accordance

with  any  rules established for such purpose of the  Trustee.   Until  any

Certificate is transferred (in accordance with such rules), the Trustee may treat the holder  thereof  shown  on  such  register  as  the owner of such

Certificate for all purposes.  The Trustee acknowledges that  the  transfer of  Certificates  is restricted by the provisions of a certain Shareholders

Agreement dated as  of  April  27,  1987, as amended, between and among the holder of the Stock and the Corporation  (the  "Shareholders  Agreements"),

and he agrees that he shall not register any transfer of Certificates,  and the  holders  of Certificates shall, by accepting the same, be conclusively deemed to have  agreed  that  the Trustee shall not be required to register

any  transfer  of  Certificates,  which   is   made  in  violation  of  the

Shareholders Agreement.

          B.   During  the  term of this Agreement,  no  Shareholder  shall sell,  assign,  transfer or otherwise  dispose  of  any  of  the  Stock  as permitted by the  Shareholders  Agreement  unless the person acquiring such stock  shall  agree  in  writing  to be bound by  the  provisions  of  this

Agreement  and  the Shareholders Agreement  to  the  same  extent  as  such

Shareholder.

          4.   DIVIDENDS
               ---------

          A.   If  the  Corporation  shall  declare  a  cash  dividend with respect to shares of a Stock held by the Trustee under this  Agreement, the

Trustee shall pay such dividend to the respective registered holders of the then outstanding Certificates in such amounts as if the shares of Stock represented by such Certificates were held directly by the respective registered holders of such Certificates.

          B.   If  the  Corporation  shall declare a dividend of  Stock  or shall otherwise distribute shares of Stock  with  respect to or upon shares of Stock held by the Trustee hereunder, upon the Corporation's  delivery to the  Trustee  of stock certificates representing such shares of Stock,  the

Trustee shall hold such shares of Stock and such stock certificates subject to  the  terms hereof,  and  shall  issue,  PRO  RATA,  to  the  respective

registered   holders   of  the  then-outstanding  Certificates,  additional

Certificates,  which  shall  represent  the  beneficial  interest  in  such additional shares of Stock,  and  which  shall be registered in the name of such respective registered holders of the then outstanding Certificates.

          5.   TRUSTEE: IN GENERAL; POWERS
               ---------------------------

          A.   The Trustee shall have full power, at any time and from time to time, to cause certificates of shares of  Stock  held  by him as Trustee hereunder to be transferred on the books of the Corporation  into  his  own name; PROVIDED, HOWEVER, that as holder of such shares of Stock the Trustee shall  assume  no  liability  as  stockholder, his interest hereunder being solely that of Trustee.

          B.   Upon the transfer of  Certificates of shares of Stock to the

Trustee and thereafter, the Trustee shall,  in person or by his nominee, in respect of any and all such Stock held by him  hereunder,  possess  and  be entitled  to  exercise  all shareholder rights, including the right to vote and to give any consent for any purpose as fully as any shareholder might do, and to waive any shareholder's rights or privileges in respect thereof,

and  to  consent  to any act of the Corporation,  as  though  he  were  the absolute owner of such  Stock,  but  shall  not  have  any right to sell or otherwise dispose of any Stock, other than by distribution  to  the holders of  Certificates  upon  termination  of this Agreement.  The right to  vote shall include, without being limited to,  the  right to vote in favor of or

against   the   dissolution,  reorganization,  merger,   consolidation   or

recapitalization   or   the   sale,   lease,  exchange  or  disposition  of

substantially all of the assets of the Corporation.

          C.   The Trustee is hereby expressly authorized to do any and all acts which he deems necessary or advisable  in connection with the carrying out of the terms, provisions and conditions of this Agreement.

          D.   The interpretation by the Trustee  of  the terms, provisions and  conditions  of  this  Agreement and any Certificates issued  hereunder shall be conclusive and binding upon all holders of Certificates and on all other interested parties.

          6.   TRUSTEE; PROCEDURE
               ------------------

               The Trustee may  exercise any power or perform any act under this Agreement by an agent or attorney, appointed in writing.

          7.   RESIGNATION; SUCCESSOR TRUSTEE
               ------------------------------

          A.   In the event of the  death or disability of the Trustee, his executor  or  legal representative shall  select  a  successor  Trustee  to replace the deceased or disabled Trustee.

          B.   Any  successor  Trustee  shall  succeed  to and have all the rights, powers, privileges and duties of the Trustee named herein, with the same force and effect as though such successor Trustee had  originally been a party to this Agreement.

          8.   TERMINATION
               -----------

          A.   Unless  sooner terminated in accordance with the  provisions of Section 8B hereof or  extended  in accordance with this Section 8A, this

Agreement shall terminate without notice  by  or  action  of the Trustee on

______,  2008; PROVIDED, HOWEVER, that within two (2)  years prior  to  the termination  of  the  initial term or any extension term hereof,  the  then

Shareholders may agree  to  extend  the  duration  of this Agreement for an additional  period agreed to at such time as permissible  under  applicable

Law.

          B.   This Agreement may be terminated prior to the date specified in Section 8A only by the written agreement of the Trustee.

          C.   Upon termination of this Agreement, the Trustee, in exchange for and upon  the  surrender  of  any  Certificate  then outstanding by the registered  holder thereof, shall, in accordance with  the  terms  thereof,

transfer a Certificate  or  Certificates  of  shares  of  Stock held by the

Trustee  hereunder  to  the  registered holder of such Certificate,  in  an amount equal to the number of  shares  of  Stock the beneficial interest in

which  is  represented  by  such surrendered Certificate.   Thereupon,  all

liability of the Trustee for  delivery  of  such  Certificates of shares of

Stock shall terminate, and the Certificate so surrendered shall be null and void. The Trustee acknowledges that the transfer of Stock is restricted by the provisions of the Shareholders Agreement and agrees  that  he shall not deliver  any Certificates for Stock, and the holders of Certificates  shall by accepting  the same shall be conclusively deemed to have agreed that the

Trustee shall not be acquired to deliver any Certificates for Stock, to any person  whose acquisition  of  the  same  would  be  in  violation  of  the

Shareholders Agreement.

          D.   If  upon  termination hereof, one or more registered holders of  Certificates shall fail  to  surrender  the  same  to  the  Trustee  in accordance  with the provisions of Section 8C within a reasonable time (not to exceed 90  days)  after such termination, the Trustee shall deposit with the Corporation Certificates  of  shares  of  Stock,  properly endorsed for transfer  in  blank,  for  the  number of shares of Stock whose  beneficial interest is represented by such outstanding Certificates, with authority in writing to the Corporation to deliver  such Certificates of shares of Stock in exchange for and upon the surrender of any such outstanding Certificates by or for the account of the registered  holders  thereof,  in  the amounts equal  to the number of shares of Stock represented by the Certificates  so surrendered,  and  thereupon,  all liability of the Trustee for delivery of such Certificates of shares of Stock  in  exchange  for  Certificates shall terminate.

          9.   SUCCESSORS AND ASSIGNS
               ----------------------

          All of the terms, provisions and conditions of this Agreement and any Certificate issued hereunder shall apply to, be binding  upon and inure to the benefit of the Trustee and any successor Trustee appointed or designated under the provisions of Section 8 hereof and the holders of

Certificates and their heirs, assigns, and legal representatives.

          10.  GOVERNING LAW
               -------------

          The validity, enforceability and interpretation of this Agreement and any Certificate issued hereunder shall be determined in accordance with and governed by the laws of the State of Delaware.

          11.  FILING AND INSPECTION
               ---------------------

          A  counterpart  of  this  Agreement  shall be deposited with  the

Corporation at its executive offices at c/o BAESA,  Florida  Division,  700

South  Federal  Highway,  2nd Floor, Boca Raton, Florida, and a copy at the offices of the Secretary of  the  Corporation at Martinez Odell & Calabria,

c/o Lawrence Odell, 16th Floor, Popular  Center  Building, Hato Rey, Puerto

Rico,  and  shall  be  open  for  inspection  by  any  Shareholder  of  the

Corporation or by any registered holder of a Certificate,  in  person or by agent or attorney, during regular business hours.

          12.  AGREEMENT
               ---------

          A.   This   Agreement   may   be   executed   in  any  number  of

counterparts, each of which shall be an original and all  of  which,  taken together, shall constitute one and the same instrument.

          B.   This   Agreement   contains   the   entire   agreement   and

understanding  of the parties with respect to the transactions contemplated

hereby.   Except   as   herein  expressly  provided  with  respect  to  the

Shareholders Agreement, no  prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement.

          13.  SEVERABILITY
               ------------

          A.   If  any  provision  hereof  or  of  any  Certificate  issued hereunder shall, in whole  or  in part, prove to be invalid for any reason,

such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects  this  Agreement  and any Certificate issued  hereunder shall stand as if such invalid provisions  had  not  been made, and  they  shall  fail to the extent, and only to the extent, of such invalid provision, and no  other portion or provision of this Agreement, or any  Certificate  issued  hereunder,  shall  be  invalidated,  impaired  or affected thereby.

          IN WITNESS WHEREOF,  each of the parties hereto has executed this

Agreement, as of the day and year first above written.

                                   TRUSTEE:
                                   -------


                                   /S/ CHARLES H. BEACH
                                   ----------------------------------------
                                   Charles H. Beach,
                                   Trustee


                                   SHAREHOLDERS:
                                   ------------


                                   /S/ SANDRA WAUGH
                                   ----------------------------------------
                                   Sandra Waugh


                                   /S/ LINDA MCCUNE
                                   ----------------------------------------
                                   Linda McCune


                                   /S/ CHARLES BEACH, JR.
                                   ----------------------------------------
                                   Charles Beach, Jr.